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                               POWER OF ATTORNEY


We, the undersigned Trustees and/or officers of Schroder Capital Funds (Delaware) (the "Trust"), hereby severally constitute and appoint Catherine A. Mazza, Carin F. Muhlbaum, and Alan M. Mandel as our true and lawful attorneys, with full power to each of them individually and with full power of substitution, to sign for us, and in each of our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement of the Trust on Form N-1A, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto each of said attorneys full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as said attorney might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.


Name                            Capacity           Date
----                            --------           ----



/s/ JAMES D. VAUGHN             Trustee            December 22, 2003
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James D. Vaughn